UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               FORM 8-K/A
                             CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     July 31, 2001
                                          ------------------------------

                           RCS Holdings, Inc.
 -----------------------------------------------------------------------
         (Exact name of registrant as specified in its chapter)

         Colorado                0-9295                    84-0794604
----------------------------   -----------             ------------------
(State or other jurisdiction  (Commission               (IRS Employer
      of incorporation)       File Number)             Identification No.


Registrant's telephone number, including area code (303) 798-6136
                                                  --------------------

--------------------------------------------------------------------------
      (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On September 14, 2001, Sweet Entertainment ("Sweet") filed a complaint against our subsidiary, Rush Creek Solutions, Inc. that alleges that Rush Creek Solutions tortiously damaged a number of Sweet's internet servers in the course of packaging and shipping those servers to Seattle, Washington. Sweet states various causes of action against Rush Creek Solutions, including destruction of property, breach of warranty, negligence and violations of the Washington Consumer Protection Act. Sweet claims actual damages of approximately $150,000 and consequential damages (due to lost business from unavailability of the servers) of $3,000,000. Rush Creek Solutions' insurance carrier, St. Paul Mercury Insurance Company, is evaluating coverage, and defense of this action under Rush Creek Solutions' numerous liability policies. Despite the pending resolution of the coverage issues, Rush Creek Solutions has launched a vigorous defense of this action, which it believes is without merit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

     Filed herewith as part of this report are the following financial statements: Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.) (i) Report of Independent Auditors, (ii) Consolidated Balance Sheets as of April 30, 2001 and 2000, (iii) Consolidated Statements of Operations for the years ended April 30, 2001, 2000 and 1999, (iv) Consolidated Statements of Stockholders' Equity (Deficit) for the years ended April 30, 2001, 2000 and 1999, (v) Consolidated Statements of Cash Flows for the years ended
     April 30, 2001, 2000 and 1999, and (vi) Notes to Consolidated Financial Statements.

     Also filed herewith are the following unaudited interim financial statements: Winco Petroleum Corporation (i) Consolidated Balance
     Sheet as of July 31, 2001, (ii) Consolidated Statements of
     Operations for the three months ended July 31, 2001 and 2000,
     (iii) Consolidated Statement of Stockholders' Deficit for the three months ended July 31, 2001, (iv) Consolidated Statements of Cash Flows for the three months ended July 31, 2001 and 2000, and (v) Notes to the Consolidated Financial Statements.

     (b)  Pro forma financial information.

     Filed herewith as part of this report are RCS Holdings Inc.'s (f/k/a Winco Petroleum Corporation) Unaudited Pro Forma Condensed Combined Balance Sheet as of July 31, 2001, Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended
     July 31, 2001 and for the years ended April 30, 2001 and the notes thereto.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF WINCO AND RCS

Effective July 31, 2001, the shareholders of Business Products, Inc. (d/b/a Rush Creek Solutions, Inc., "RCS") gained control of Winco Petroleum Corporation ("Winco") pursuant to a reverse merger resulting from a Merger Agreement dated August 19, 2000, and amended June 1, 2001 ("Merger Agreement"). The Merger Agreement was between Winco, its wholly owned subsidiary, Winco Merger Corporation ("WincoMerger"), Winco Spin-off Corporation ("WincoSpin")and RCS. Pursuant to the Merger Agreement,
Winco transferred all of its assets, liabilities and other obligations to WincoSpin in consideration for the shares of common stock of WincoSpin, which were distributed to the Company's shareholders before the merger. Thereafter, RCS was merged with and into WincoMerger.

The former shareholders of RCS control Winco after the transaction, accordingly, the merger has been accounted for as a reverse acquisition under which, for accounting purposes, RCS is deemed to be the acquiring entity and Winco is deemed to be the acquired entity. Under these accounting principles the post-merger Winco financial statements represent RCS on a historical basis consolidated with the results of operations of post-merger Winco from the effective date of the merger. Because Winco, after the spin-off of Winco's business to WincoSpin, is effectively a non-operating public shell, the merger has been treated as a recapitalization of RCS, with no goodwill recorded.

Subsequently, Winco changed its name to RCS Holdings, Inc. and WincoMerger changed its name to Rush Creek Solutions, Inc.

The unaudited pro forma condensed financial statements of RCS Holdings, Inc. are based upon the historical financial statements of Winco and RCS, after giving effect to the spin-off of Winco's assets and liabilities, the 40 for 1 reverse stock split and the merger with RCS. These unaudited pro forma condensed financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

The accompanying unaudited pro forma condensed financial statements illustrate the spin-off, merger and the acquisition's effect on Winco's financial position and results of operations. The unaudited pro forma condensed combined balance sheet as of July 31, 2001 is based on the historical balance sheets of Winco and RCS and assumes the merger took place on that date. The unaudited pro forma condensed statements of operations for the three months ended July 31, 2001 and the year ended April 30, 2001 are based on the historical statements of operations of Winco and RCS for the same periods and assumes the proposed merger and the acquisitions occurred as of May 1, 2000. As there are effectively no operations of Winco on a pro forma basis, the pro forma financial statements reflect only RCS historical financial statements for the periods mentioned above.

RCS HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED) JULY 31, 2001


                                                                   PRO FORMA       PRO FORMA
                                        RCS           WINCO       ADJUSTMENTS     CONSOLIDATED
                                      7/31/01        6/30/01      (SEE NOTES)       7/31/01
                                      -------        -------      -----------       -------
  ASSETS
  Current Assets:
Cash                                $   207,383    $   259,740    $  (259,740)(1)  $   207,383
Securities                                3,364            -              -              3,364
Trade Accounts Receivable             1,313,792         25,738        (25,738)(1)    1,313,792
Prepaid Expense and Other
  Current Assets                        178,495            -              -            178,495
Related Party Receivables                   -           43,121        (43,121)(1)          -
Income Tax Receivable                   323,104            -              -            323,104
Deferred Income Tax Asset                94,037            -              -             94,037
                                    -----------------------------------------      -----------

  Total Current Assets                2,120,175        328,599       (328,599)       2,120,175

  Other Assets:
Investment in Oil & Gas
  Properties at Cost, net                   -          150,315       (150,315)(1)          -
Property, Plant & Equipment, net      1,065,022            -              -          1,065,022
Deposits and Other Assets               108,729            -              -            108,729
                                    -----------------------------------------      -----------

  Total Other Assets                  1,173,751        150,315       (150,315)       1,173,751
                                    -----------------------------------------      -----------

  TOTAL ASSETS                      $ 3,293,926    $   478,914    $  (478,914)     $ 3,293,926
                                    =========================================      ===========


  LIABILITIES

  Current Liabilities:
Accounts Payable and Accrued
  Expenses                          $ 1,716,260    $    34,693    $   (34,693)(1)  $ 1,716,260
Accrued Compensation                    743,424            -              -            743,424
Payroll Taxes and Employee
  Benefits Payable                       69,561            -              -             69,561
Accounts Payable - Related                  -           21,685        (21,685)(1)          -
Deferred Revenue                      1,046,309            -              -          1,046,309
Income Taxes Payable                    131,374            -              -            131,374
Notes Payable                           950,000            -              -            950,000
                                    -----------------------------------------      -----------

  Total Current Liabilities           4,656,928         56,378        (56,378)       4,656,928

Deferred Income Taxes -
  Long-Term                              94,037            -              -             94,037
                                    -----------------------------------------      -----------

  TOTAL LIABILITIES                   4,750,965         56,378        (56,378)       4,750,965
                                    -----------------------------------------      -----------


  SHAREHOLDERS' EQUITY
Common Stock, no par value;
RCS - 50,000 shares authorized,
1,500 shares outstanding (historical)
Winco - 500,000,000 shares
authorized, 41,152,606 shares
issued and outstanding (historical);
1,028,815 (post reverse stock split);
13,717,534 (post merger)                  9,959        307,000       (307,000)(2)        9,959

Additional Paid-In Capital              356,852      1,293,520     (1,293,520)(1)      356,852
Related Party Receivables              (175,369)                                      (175,369)
Retained (Deficit) Earnings          (1,648,944)    (1,177,381)     1,177,381 (2)   (1,648,944)
Treasury Stock                              -             (603)           603 (2)          -
Unrealized Gain on Available
 for Sale Securities                       463            -              -                463
                                    -----------------------------------------      -----------

  Total Shareholders' Equity         (1,457,039)       422,536       (422,536)(2)   (1,457,039)
                                    -----------------------------------------      -----------

  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY            $ 3,293,926    $   478,914    $  (478,914)     $ 3,293,926
                                    =========================================      ===========

NOTE: The above pro forma adjustments give effect to (1) the spin-off of pre-merger assets, liabilities and business of Winco to WincoSpin. In addition, the pro forma adjustments reflect (2) the recapitalization of the surviving entity. Winco has been adjusted to include the assets, liabilities and operations of RCS as if the merger had taken effect on July 31, 2001. Additionally, it reflects the additional 12,688,719 post reverse stock split Winco common shares issued to RCS shareholders in conjunction with the merger.

RCS HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JULY 31, 2001 (UNAUDITED)
AND THE YEAR ENDED APRIL 30, 2001 (UNAUDITED)

                                                      FOR THE THREE MONTHS
                                                             ENDED            FOR THE YEAR ENDED
                                                         JULY 31, 2001          APRIL 30, 2001

REVENUES
  Support, Update, Configuration
     and Training                                       $  2,512,863            $ 13,510,265
  Broadband Sales                                            607,614               7,902,669
  Commissions                                                    -                 1,037,539
  Systems Sales                                                  -                 1,710,828
  Other Income                                                 1,070                     -
                                                        -------------------------------------

    Total Revenues                                         3,121,547              24,161,301

COST OF REVENUES                                           2,072,165              17,495,415
                                                        -------------------------------------

GROSS PROFIT                                               1,049,382               6,665,886

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                  1,821,047               8,489,287
                                                        -------------------------------------

  Operating Loss                                            (771,665)             (1,823,401)

OTHER INCOME (EXPENSE)
  Interest and Investment Income                               3,980                 (18,209)
  Interest Expense                                           (21,172)               (140,411)
                                                        -------------------------------------

    Total Other Income (Expense)                             (17,192)               (158,620)
                                                        -------------------------------------

LOSS BEFORE INCOME TAX
  BENEFIT                                                   (788,857)             (1,982,021)

INCOME TAX BENEFIT                                               -                  (274,889)
                                                        -------------------------------------

    NET LOSS                                            $   (788,857)           $ (1,707,132)
                                                        ====================================

                                                       THREE MONTHS ENDED         YEAR ENDED
                                                         JULY 31, 2001          APRIL 30, 2001
                                                         -------------          --------------
Basic and Diluted Loss Per Share:
  Historical                                             $   (525.90) (1)       $ (1,138.09) (1)
  Pro Forma                                              $     (0.06) (2)       $     (0.12) (2)

Basic and Diluted Weighted
Average Shares Outstanding:(1)
  Historical                                                   1,500                  1,500
  Pro Forma                                               13,717,534             13,717,534

(1) Historical earnings per share is calculated by dividing the net loss for the respective period by the historical average outstanding common shares.

(2) Pro Forma earnings per share is calculated by dividing the net loss for the respective period by the Pro Forma average outstanding common shares. See the reconciliation provided below for the calculation of the Pro Forma average shares outstanding.

Reconciliation of Historical and Pro Forma Average Shares Outstanding
---------------------------------------------------------------------

                                          Common Stock                   Common Stock
                                          Outstanding      Merger        Outstanding
                                          Pre-merger      Exchanges      Post-merger
                                          ----------      ---------      -----------
RCS Holdings, Inc.     Common Stock
                       issued to RCS       1,500  (2)           (1,500)            -
                                                  (4)       12,688,719    12,688,719

Winco Petroleum        Reverse stock
                       split          41,152,606  (1)      (41,152,606)            -
                                                  (3)        1,028,815     1,028,815
                                     -------------                       -------------

RCS weighted
average shares
outstanding post-
merger                                     1,500                          13,717,534

(1) Winco's average outstanding common shares for the year ended September 30, 2000 and quarter ended June 30, 2001 are 41,152,606 as reflected in Winco's 10-KSB and 10-QSB.

(2) RCS' weighted outstanding shares for the three months ended July 31, 2001, which reflects no change in common stock outstanding during the period.

(3) Shares to be retained by Winco according to the merger agreement after effecting the reverse stock split in a 1:40 ratio
     (41,152,606/40=1,028,815) or 7.5% of the outstanding shares after the merger.

(4) Shares to be credited to RCS according to the merger agreement of 12,688,719 (or 92.5%) of the outstanding shares after the merger.

NOTE: The Pro Forma Condensed Statements of Operations presented is the result of operations of RCS for the three months ended July 31, 2001 and the year ended April 30, 2001. Winco Petroleum Corporation post spin-off has, in effect, no operations for the three months ended July 31, 2001 or the year ended April 30, 2001 for the purposes of the Pro Forma Condensed Statements of Operations presented herein.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RCS HOLDINGS, INC.


Date October 16, 2001              By /s/ MICHAEL ST. JOHN
    ----------------------------     -------------------------------
                                        Michael St. John, President

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)

                                                                 CONTENTS
--------------------------------------------------------------------------

     Independent Auditors' Report                                   3 - 4


     Consolidated Balance Sheets as of April 30, 2001 and 2000      5 - 6

     Consolidated Statements of Operations and Comprehensive
       Income (Loss) for the years ended April 30, 2001, 2000
       and 1999                                                         7

     Consolidated Statements of Stockholders' Equity
       (Deficit) for the years ended April 30, 2001, 2000 and 1999      8

     Consolidated Statements of Cash Flows for the years ended
       April 30, 2001, 2000 and 1999                               9 - 10

     Summary of Accounting Policies                               11 - 17

     Notes to Consolidated Financial Statements                   18 - 35

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.)
Denver, Colorado


We have audited the accompanying consolidated balance sheets of Business Products, Inc., (d/b/a Rush Creek Solutions, Inc.) (the "Company") as of April 30, 2001 and 2000, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit), and cash flows for the years ended April 30, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.) at April 30, 2001 and 2000, and the results of its operations and its cash flows for the years ended April 30, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ BDO Seidman, LLP

June 29, 2001
Denver, Colorado

                                                                          BUSINESS PRODUCTS, INC.
                                                               (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                                                      CONSOLIDATED BALANCE SHEETS

=================================================================================================

April 30,                                                    2001                   2000
-------------------------------------------------------------------------------------------------
ASSETS

CURRENT:
  Cash and cash equivalents                              $   127,867            $   441,318
  Investment in equity securities (Note 2)                     2,938                  2,968
  Accounts receivable, less allowance of
   $450,000 and  $150,000 for doubtful accounts
   (Notes 3 and 9)                                         1,788,197              3,760,415
  Commissions receivable                                           -                593,827
  Inventories                                                      -                 90,575
  Prepaid expenses and other current assets                  202,219                199,743
  Income tax refund receivable                               323,104                      -
  Deferred income tax asset (Note 4)                         142,854                347,223
-------------------------------------------------------------------------------------------------

Total current assets                                       2,587,179              5,436,069
-------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:
  Office and computer equipment                            1,505,208                860,946
  Leasehold improvements                                     285,619                271,558
-------------------------------------------------------------------------------------------------
                                                           1,790,827              1,132,504
  Less accumulated depreciation and
   amortization                                              628,719                258,666
-------------------------------------------------------------------------------------------------
Net property and equipment                                 1,162,108                873,838

OTHER ASSETS:
  Cash surrender value of life insurance policies
   (Note 7)                                                   28,225                      -
  Deposits and other assets (Note 6)                         118,825                 62,500
-------------------------------------------------------------------------------------------------
                                                             147,050                 62,500
-------------------------------------------------------------------------------------------------
                                                         $ 3,896,337            $ 6,372,407
=================================================================================================
                                        See accompanying independent auditors' report, summary of
                              accounting policies and notes to consolidated financial statements.

                                                                                                5

                                                                          BUSINESS PRODUCTS, INC.
                                                               (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                                                      CONSOLIDATED BALANCE SHEETS

=================================================================================================

April 30,                                                    2001                   2000
-------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses (Note 5)         $ 1,479,978            $ 2,598,637
  Accrued payroll, commissions and
   compensated absences                                      715,178                897,828
  Payroll taxes and employee benefit
   plans payable (Note 7)                                     71,012                382,683
  Deferred revenue                                           930,004                756,669
  Note payable (Note 3)                                    1,200,000                750,000
  Income taxes payable (Note 4)                              131,374                124,500
-------------------------------------------------------------------------------------------------

Total current liabilities                                  4,527,546              5,510,317

DEFERRED INCOME TAX LIABILITY (NOTE 4)                       142,854                342,539
-------------------------------------------------------------------------------------------------
Total liabilities                                          4,670,400              5,852,856
-------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
   (Notes 5, 6, 7 and 8)

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value, 50,000
   shares authorized; 1,500 shares
   issued and outstanding (Note 14)                          358,352                  1,500
  Related party receivables (Note 5)                        (272,366)              (328,994)
  Accumulated other comprehensive income                          38                      -
  Retained earnings (deficit)                               (860,087)               847,045
-------------------------------------------------------------------------------------------------

Total stockholders' equity (deficit)                        (774,063)               519,551
-------------------------------------------------------------------------------------------------
                                                         $ 3,896,337            $ 6,372,407
=================================================================================================
                                        See accompanying independent auditors' report, summary of
                              accounting policies and notes to consolidated financial statements.

                                                                                                6

                                                                          BUSINESS PRODUCTS, INC.
                                                               (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                  AND COMPREHENSIVE INCOME (LOSS)
=================================================================================================


YEARS ENDED APRIL 30,                             2001              2000              1999
-------------------------------------------------------------------------------------------------

REVENUES (Notes 5 and 9):
  Support, update, configuration and training   $21,412,934       $19,491,463       $10,387,020
  Commissions                                     1,037,539         6,876,815         7,796,234
  System sales                                    1,710,828        10,955,756         5,737,601
  Other income                                            -             9,376            42,930
-------------------------------------------------------------------------------------------------
Total revenues                                   24,161,301        37,333,410        23,963,785

COST OF REVENUES                                 17,495,415        30,137,238        17,625,581
-------------------------------------------------------------------------------------------------
GROSS PROFIT                                      6,665,886         7,196,172         6,338,204

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES      8,489,287         7,971,747         4,973,841
-------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                          (1,823,401)         (775,575)        1,364,363

OTHER INCOME (EXPENSE):
  Interest and investment income (loss)             (18,209)          134,074            44,039
  Interest expense                                 (140,411)          (73,800)             (819)
  Write-off of related party advances (Note 5)            -                 -           (50,000)
-------------------------------------------------------------------------------------------------
Total other income (expense)                       (158,620)           60,274            (6,780)
-------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)(1,982,021)         (715,301)        1,357,583

INCOME TAX EXPENSE (BENEFIT) (Note 4)              (274,889)         (167,000)          459,900
-------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                (1,707,132)         (548,301)          897,683

Other comprehensive income (loss), net of income tax:
  Unrealized holding gains (losses) (Note 2)             38            (2,127)            2,127
-------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS)                     $(1,707,094)      $  (550,428)      $   899,810
=================================================================================================
                                        See accompanying independent auditors' report, summary of
                             accounting policies and notes to consolidated  financial statements.

                                                                                                7

                                                                                  BUSINESS PRODUCTS, INC.
                                                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)

                                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
=============================================================================================================================

                                                                                    Accumulated
                                                  Common Stock       Related           Other          Retained
                                             ----------------------   Party        Comprehensive      Earnings
YEARS ENDED APRIL 30, 2001, 2000 AND 1999      Shares   Amount     Receivables     Income (Loss)     (Deficit)      Total
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, MAY 1, 1998                           1,500    $  1,500    $ (75,600)      $     -       $   497,663   $   423,563
Net change in related party receivables            -           -     (143,847)            -                 -      (143,847)
Comprehensive income:
  Net income for the year                          -           -            -             -           897,683       897,683
  Unrealized holding gains                         -           -            -         2,127                 -         2,127
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, APRIL 30, 1999                        1,500       1,500     (219,447)        2,127         1,395,346     1,179,526

Net change in related party receivables            -           -     (109,547)            -                 -      (109,547)
Comprehensive income (loss):
  Net loss for the year                            -           -            -             -          (548,301)     (548,301)
  Unrealized holding losses                        -           -            -        (2,127)                -        (2,127)
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, APRIL 30, 2000                        1,500       1,500     (328,994)            -           847,045       519,551

Net change in related party receivables            -           -       56,628             -                 -        56,628
Capital contributions by stockholder of
  investments and equipment (Note 14)              -     356,852            -             -                 -       356,852
Comprehensive income (loss):
  Net loss for the year                            -           -            -             -        (1,707,132)   (1,707,132)
  Unrealized holding gains                         -           -            -            38                 -            38
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, APRIL 30, 2001                        1,500    $358,352    $(272,366)      $    38       $  (860,087)  $  (774,063)
=============================================================================================================================
See accompanying independent auditors' report, summary of accounting policies and notes to consolidated financial statements.

                                                                                                                            8

                                                                          BUSINESS PRODUCTS, INC.
                                                               (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS

=================================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

YEARS ENDED APRIL 30,                             2001              2000              1999
-------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
 Net income (loss)                              $(1,707,132)      $  (548,301)      $   897,683
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Depreciation and amortization                     370,160           160,710            77,401
  Allowance for doubtful accounts                   300,000                 -            94,000
  Write-off of related party advances                     -                 -            50,000
  Write-off of bad debts                             76,007                 -                 -
  Realized (gain) loss on investment holdings        56,372           (61,115)                -
  Repayment of officer advances through
   deductions at time of bonus payments                   -           135,000                 -
  Rent payments applied against officer advances    217,125                 -                 -
  Deferred income taxes                               4,684          (291,665)          240,378
 Changes in operating assets and liabilities:
  Accounts receivable                             1,571,211           347,970        (3,607,303)
  Commissions receivable                            593,827           273,914           216,169
  Inventories                                        90,575           (37,575)          (38,000)
  Prepaid expenses and other current assets         (25,825)           45,248          (239,594)
  Accounts payable and accrued expenses          (1,118,659)          490,774         1,138,304
  Accrued payroll, commissions, compensated
   absences, payroll taxes and employee benefit
   plans payable                                   (494,321)          409,322            34,359
  Deferred revenue                                  173,335           210,835            59,954
  Income taxes refundable and payable              (316,230)          (95,034)           44,812
-------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating
 activities                                     $  (208,871)      $ 1,040,083       $(1,031,837)
=================================================================================================
                                        See accompanying independent auditors' report, summary of
                             accounting policies and notes to consolidated  financial statements.

                                                                                                9

                                                                          BUSINESS PRODUCTS, INC.
                                                               (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                      (CONTINUED)
=================================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

YEARS ENDED APRIL 30,                             2001              2000              1999
-------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Purchase of property and equipment             $  (482,642)      $  (666,711)      $  (199,884)
 Purchases of investment securities                       -           (64,000)         (117,601)
 Proceeds from sales of investment securities       149,799                 -                 -
 Increase in cash surrender value of life
  insurance policies                                (28,225)                -                 -
 Additions to deposits and other assets             (56,432)                -           (31,250)
-------------------------------------------------------------------------------------------------

Net cash used in investing activities              (417,500)         (730,711)         (348,735)
-------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from note payable                         700,000           750,000           749,484
 Payments on note payable                          (250,000)         (749,484)                -
 Advances to related parties                       (330,500)                -          (324,847)
 Payments received from related parties             193,420                 -           131,000
-------------------------------------------------------------------------------------------------

Net cash provided by financing activities           312,920               516           555,637
-------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash
 equivalents                                       (313,451)          309,888          (824,935)

CASH AND CASH EQUIVALENTS, at beginning of year     441,318           131,430           956,365
-------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, at end of year       $   127,867       $   441,318       $   131,430
=================================================================================================
                                        See accompanying independent auditors' report, summary of
                              accounting policies and notes to consolidated  financial statements

                                                                                               10

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


BUSINESS Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.) (the "Company") is engaged in the business of providing value-added systems integration as an information technology solution provider. The Company designs and installs computer networks and communications systems, procures and supports computer hardware and software, performs engineering and other technical services, facilitates broadband services and provides staffing solutions. The Company was incorporated in Colorado in 1975.

                    The Company primarily does business in Colorado, Utah, and Washington, but may sell products or perform services anywhere in the United States depending on the needs of customers.

                    On July 9, 2000, the Company announced a change in the Company name to Business Products, Inc., d/b/a Rush Creek Solutions, Inc.

PRINCIPLES OF       The consolidated financial statements include the
CONSOLIDATION       accounts of the Company and its wholly owned
                    subsidiary, RCS-FSP, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

CONCENTRATIONS      The Company's financial instruments that are exposed
OF CREDIT RISK      to concentrations of credit risk consist primarily of
                    cash equivalent balances in excess of the insurance provided by governmental insurance authorities and accounts receivable. The Company's cash equivalents are placed with major financial institutions and are primarily invested in money market investments. The
                    Company held securities available for sale in a variety of corporate equity securities until all securities were transferred to a corporate officer as described in Note 2.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


                    A majority of the Company's business activities are with customers in the technology, telecommunications, government and not-for-profit industries. Net receivables consist primarily of amounts due from a large number of entities in these sectors. The Company does not require collateral to support such receivables. Approximately 58.3% of the Company's revenues for the year ended April 30, 2001 was from five companies in the technology and telecommunications industries.

USE OF ESTIMATES    The preparation of financial statements in conformity
                    with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

INVESTMENT IN       Investment securities are classified as either held-to-
EQUITY SECURITIES   maturity, available-for-sale or trading. Investment
                    securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Investment securities classified as available-for-sale are carried at their estimated market value with unrealized holding gains and losses, net of tax, reported as a separate component of stockholders' equity until realized.
                    Investment securities classified as trading are carried at estimated market value. Unrealized holding gains and losses for trading securities are included in the statements of operations. Gains and losses on securities sold are determined based on the specific identification of the securities sold.

INVENTORIES         Inventories of computer hardware and accessories are
                    stated at lower of cost or market on a first in, first out basis. Effective June 2000 the Company ceased hardware sales and has disposed of all remaining inventories held.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


PROPERTY AND        Property and equipment are stated at cost. Depreciation
EQUIPMENT           is computed using accelerated methods over the
                    estimated useful lives (generally five to seven years) of the assets. Leasehold improvements are amortized over the shorter of the useful lives of the assets or the lives of the respective leases.

                    Depreciation and amortization expense was $370,160, $160,710, and $77,401 for the years ended April 30, 2001, 2000 and 1999.

LONG-LIVED ASSETS   The Company follows the provisions of Statement of
                    Financial Accounting Standards ("SFAS") No. 121,
                    "Accounting for the Impairment of Long-Lived Assets to be Disposed of," for long-lived assets and certain identifiable intangibles to be held and used by the Company. These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, a loss is recognized for the difference.

REVENUE             Revenues for systems sales are recognized at the time
RECOGNITION         the system is configured and installed.  Revenue from
                    block time support service agreements is deferred at the time the agreement is executed and has been invoiced and collected from the customer and is recognized as the related services are provided over the contractual period. The Company recognizes revenues from customer training and consulting services when such services are provided.

                    Shipping charges related to systems sales are recorded in revenues. Related shipping costs are charged to expense through cost of sales.

                    Agency commissions related to hardware or software sales facilitated by the Company's sales representatives that are direct between the distributor and the customer are recognized when the distributor has completed the sale to the customer. The Company's sales of software relate to operating systems programs and general business applications that are installed on customer systems in connection with system configuration of desktop and laptop computers.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


INCOME TAXES        The Company accounts for income taxes under SFAS No.
                    109, "Accounting for Income Taxes." Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

CASH EQUIVALENTS    The Company considers cash and all highly liquid
                    investments purchased with an original maturity of three months or less to be cash equivalents.

COMPREHENSIVE       The Company follows SFAS No. 130, "Reporting
INCOME (LOSS)       Comprehensive Income".  SFAS No. 130 requires the
                    reporting of comprehensive income (loss) in addition to net income (loss) from operations. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss).

                    The change in net unrealized securities gains (losses) recognized in other comprehensive income
                    (loss) includes unrealized gains (losses) that arose during the period from changes in market value of securities that were held during the period (holding gains (losses)).

RECLASSIFICATIONS   Certain reclassifications have been made to the prior
                    period presentations in order to conform to the current presentation.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


RECENT              The Financial Accounting Standards Board ("FASB") has
ACCOUNTING          recently issued SFAS No. 133, "Accounting for
PRONOUNCEMENTS      Derivative Instruments and Hedging Activities."  SFAS
                    No. 133, amended by SFAS No. 138, "Accounting for
                    Certain Derivative Instruments and Hedging
                    Activities" established standards for recognizing all instruments including those for hedging as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. SFAS No. 133 was effective for the Company May
                    1, 2001. The adoption of this statement did not have a material impact on the Company's financial position, results of operations or cash flows since the Company does not have any significant derivatives.

                    In March 2000, the FASB issued Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Development Costs" ("EITF 00-2"), which is effective for all such costs incurred for fiscal quarters beginning after June 30, 2000. This Issue establishes accounting and reporting standards for costs incurred to develop a web site based on the nature of each cost. Currently, as the Company has no web site development costs, the adoption of EITF 00-2 had no impact on the Company's financial position or results of operations. To the extent the Company begins to enter into such transactions in the future, the Company will adopt the Issue's disclosure requirements in the quarterly and annual financial statements for the year ending April 30, 2002.

                    In March 2000, the FASB issued FASB Interpretation 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), which became effective July 1, 2000, except that certain conclusions in this Interpretation which covered specific events that occurred after either December, 1998 or January 12, 2000 were to be recognized on a prospective basis from July 1, 2000. This Interpretation clarifies the application of APB 25 for certain issues related to stock issued to employees.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


RECENT              The Company's existing stock based compensation
ACCOUNTING          policies and procedures are in compliance with FIN 44
PRONOUNCEMENTS      and therefore, the adoption of FIN 44 had no material
(CONTINUED)         impact on the Company's financial condition, results
                    of operations or cash flows.

                    In December 1999, the Securities and Exchange (the "SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying auditing standards generally accepted in the United States of America to revenue recognition in financial statements. SAB 101 was effective as of the fourth quarter for the fiscal year ended April 30, 2001.
                    The adoption of this bulletin has not had a material impact on the Company's financial statements.

                    In June 2001, the FASB finalized SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No.141.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


                    SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at the date, regardless of when those assets were initially recognized. SFAS No. 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142. The Company does not believe this pronouncement will have a material impact.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================

1.  Going Concern   The consolidated financial statements have been
    and             prepared assuming the Company will continue as a
    Management      going concern.  The Company incurred losses totaling
    Plans           $1,707,132 during the year ended April 30, 2001 and
                    incurred losses of $548,301 during the year ended
                    April 30, 2000, resulting in an accumulated stockholders' deficit of $860,087. For the year ended April 30, 2001, the Company had a working capital deficiency of $1,940,367.

                    Management has established plans to improve the Company's operating performance in fiscal 2002. These plans include the reduction of labor costs through layoffs and increased utilization of remaining resources. The Company has also reduced operations in specific activities determined to be unprofitable. In addition, the Company has terminated operating equipment leases related to unprofitable activities.

                    As of October 8, 2001, the Company has reduced its short-term borrowings by $480,000 to an outstanding balance of $720,000 (unaudited). The Company is exploring additional sources of debt financing to satisfy its current operational requirements, and is currently contemplating additional private placements of debt and equity, under the most favorable terms available.

                    There can be no assurance that the operating funds required during the next twelve months or thereafter can be generated from operations or that if such required funds are not internally generated, that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or the inability to raise capital from external sources, would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further there can be no assurance that any such required funds, if available, will be available on acceptable terms or that they will not have a significantly dilutive effect on the Company's existing shareholders.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


2.  INVESTMENT IN   The Company's market value of available for sale
    EQUITY          equity securities consisted of the following:
    SECURITIES

                                              Estimated      Gross        Gross
                                                Fair       Unrealized   Unrealized
                                                Value      gains, net   losses, net    Cost
                     ---------------------------------------------------------------------------
                     APRIL 30, 2001           $ 2,938      $     38     $      -     $  2,900

                     April 30, 2000           $  2,968     $      -     $      -     $  2,968

                     April 30, 1999           $121,005     $  9,885     $ (6,481)    $117,601
                     ---------------------------------------------------------------------------

                    On April 23, 2001 the Company sold virtually all of its investment securities for net proceeds of $149,799, which approximated the estimated fair value. As a result of the sales, the Company recognized approximately $56,372 in gross realized losses for the year ended April 30, 2001.

                    On April 27, 2000, the Company transferred substantially all of its investments to the Company's President. The transaction was recorded at the fair value of the investments as an advance to this officer (Note 5). The estimated fair value of the investments upon transfer to the President was approximately $245,000. As a result of the transfer, the Company recognized approximately $61,115 in gross realized gains for the year ended April 30, 2000.
                    The officer repaid the amount advanced related to the investment transfer in August 2000.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    On January 30, 2001, the Company's President contributed investments to the Company with an estimated fair value upon contribution of $206,170. The transaction was recorded at the fair value of the investments as additional paid-in capital from the officer. These investments were sold on April 23, 2001 as discussed above.

3.  NOTE PAYABLE    The Company's short-term obligation consists of a
                    bank promissory note payable for borrowings. The amount payable under the note agreement was $1,200,000, $750,000 and $749,484 at April 30, 2001,
                    2000 and 1999, respectively. The maximum availability under the note is $1,500,000. The original note matured and was renewed until October
                    30, 2000, at which time the note was extended until April 30, 2001. Interest is payable monthly at the prime rate charged by Wells Fargo Bank Colorado, N.A,
                    7.50% at April 30, 2001 and 9.00% at April 30, 2000.
                    The note is secured by accounts receivable and general intangibles of the Company and is guaranteed by the Company's President.

                    The agreement contains loan covenants that require the Company to provide monthly accounts receivable aging, annual and quarterly Company financial statements, and annual personal financial statements and tax returns of the guarantor. The loan requires the Company to annually "rest" the loan for 60 days with a zero balance. The Company was in compliance with these covenants, except for the covenant to "rest" the line for 60 days by April 30, 2001, which the Company was in violation of at April 30, 2001.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    The Company is currently in negotiations with the bank to renew the promissory note and to obtain a waiver for the expected loan covenant violation. The note was renewed on April 24, 2001 with a modification of terms. Under the modified terms the Company was to pay down the note balance by April 30, 2001. The Company made the payment of principal on May 1, 2001 to reduce the balance to $950,000, using funds received from the liquidation of the investments and a $100,000 repayment of advances from its President. The Company further reduced the principal balance to $720,000 as of October 8, 2001(unaudited). Once the balance is reduced to $650,000 it is expected to be renewed as a three-year term loan, with a second deed of trust on the building at 8136 S. Grant Way pledged as collateral support for the loan.


4.  INCOME TAX      Income tax expense (benefit) consisted of the
    EXPENSE         following:
    (BENEFIT)

                                                                     Years Ended April 30,
                                                       ------------------------------------------------
                                                          2001              2000             1999
                                                       ------------------------------------------------

                  CURRENT (BENEFIT):
                   Federal                              $ (293,800)       $  107,800        $  191,500
                   State                                    14,200            16,700            28,000
                  -------------------------------------------------------------------------------------
                                                          (279,600)          124,500           219,500
                  -------------------------------------------------------------------------------------

                  DEFERRED (BENEFIT):
                   Federal                                   4,100          (252,600)          208,300
                   State                                       600           (38,900)           32,100
                  -------------------------------------------------------------------------------------
                                                             4,700          (291,500)          240,400
                  -------------------------------------------------------------------------------------

                  Income tax expense
                   (benefit)                            $ (274,900)       $ (167,000)       $  459,900
                  =====================================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    The components of deferred income tax assets and liabilities are as follows:

                                                                  April 30,
                                                       --------------------------------
                                                            2001            2000
                    -------------------------------------------------------------------

                    DEFERRED TAX ASSETS (LIABILITIES):

                    CURRENT:
                     Contributions carryovers             $  190,200      $  161,900
                     Accounts receivable reserve             169,000          56,300
                     Accrued compensated absences             30,900          22,600
                     Deferred revenue                              -         283,700
                     Cumulative effect of tax change
                       in accounting method                 (177,300)       (177,300)
                     Net operating loss carryforward
                       - federal                             146,300               -
                     Net operating loss carryforward
                       - states                               69,100               -
                    -------------------------------------------------------------------
                    Current deferred tax asset before
                       valuation allowance                   428,200         347,200
                    Valuation allowance                     (285,300)              -
                    -------------------------------------------------------------------
                    Net current deferred tax asset           142,900         347,200
                    -------------------------------------------------------------------

                    LONG-TERM:
                     Deferred compensation plan               34,400          12,000
                     Cumulative effect of tax
                       change in accounting method          (177,300)       (354,500)
                    -------------------------------------------------------------------
                    Net long-term deferred tax liability    (142,900)       (342,500)
                    -------------------------------------------------------------------
                    Net deferred tax asset               $         -     $     4,700
                    ===================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    As of April 30, 2001, a valuation allowance equal to the net deferred tax asset has been recorded, as management has determined that it is more likely than not the deferred tax asset will not be realized. The Company has established a valuation allowance primarily related to the uncertainty of realizing the benefit of net operating losses and contributions carryovers.

                    A reconciliation of income tax expense at the federal statutory rate to the effective tax rate is as follows:

                                                                     Years Ended April 30,
                                                       ------------------------------------------------
                                                          2001              2000             1999
                  -------------------------------------------------------------------------------------


                  Income tax expense (benefit)
                    computed at the federal
                    statutory rate                      $  (673,900)      $  (243,200)      $   461,600
                  State income tax expense
                    (benefit), net of federal tax
                    benefit                                 (45,600)           11,000            28,100
                  Non-deductible expenses                   176,500            95,800            22,300
                  Rate differential                         (11,100)          (30,600)           30,100
                  Adjustment relating to
                    accounting method change                 (6,100)                -           (82,200)
                  Change in valuation allowance             285,300                 -                 -
                  -------------------------------------------------------------------------------------
                  Income tax expense (benefit)          $  (274,900)      $  (167,000)      $   459,900
                  =====================================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    In April 2000, the Company adopted a change in accounting method with the consent of the Internal Revenue Service. As a result of the change, the Company will recognize future taxable income of $1,890,877, ratably over a four-year period beginning with the year ended April 30, 2000. In fiscal 2001, one fourth of the total effect has been recognized as current taxable income, one fourth has been recorded as a current deferred tax liability and the remaining one fourth has been recorded as a long-term deferred tax liability.

                    The Company has the following net operating loss carryforwards as of April 30, 2001:

                        Federal         $   450,200   Expires 2021
                        States          $ 1,382,500   Expires 2016

5. RELATED          LEASES
   PARTY
   TRANSACTIONS     The Company leased its facilities from 8136 S. Grant
                    Way, LLC, which is 80% owned by the President of the Company on a month-to-month basis prior to May 1, 2000. Beginning May 1, 2000 the Company entered a two-year lease with 8136 S. Grant Way, LLC, which expires April 30, 2002. The lease may be renewed for an additional two-year term. Rent is $27,875 monthly, which approximates fair value. The Company moved into the facilities at 8136 S. Grant Way in April 1998. Rent payable to 8136 S. Grant Way was $0 at April 30, 2001 and 2000.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    Rent expense under the lease was $334,500, $334,500, and $218,029 for the years ended April 30, 2001, 2000 and 1999.

                    Additionally, prior to February 2000, the Company leased a Unix computer system ($2,500 monthly) and a phone system ($2,000 monthly) from the President of the Company under two month-to-month leases. In February 2000, the Company purchased the systems from the President for the estimated fair value of $50,000.

                    Rent expense under the lease was $43,156 and $54,000 for the years ended April 30, 2000 and 1999. There was no rent expense for the year ended April 30, 2001 due to the Company purchase of the equipment in February 2000.

                    ADVANCES AND RECEIVABLES

                    In connection with the transfer of substantially all of the investments in equity securities to its President in April 2000, the Company recorded an advance receivable for the fair value of the investments as of the date of the transfer. In August 2000, the Company's President repaid this advance in full. As of April 30, 2001, the Company has made short-term advances of funds to its President separate from the investments discussed above and has total advances receivable from the officer of $166,230.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    As of April 30, 1999, the Company had advances receivable of $135,000 from two officers and a demand note receivable from E3SI, Inc., a company in which the Company's President has a 46% ownership interest. The $135,000 advanced to the officers at April 30, 1999 was repaid in December 1999 by deducting the advances from the $420,000 in bonus proceeds paid to
                    the officers.   Interest is accrued on advances to
                    officers at 8% per annum.

                    The Company also has receivables from two entities with common ownership, 8136 S. Grant Way, LLC (80% owned by the Company's President) and E3SI (46% owned by the Company's President), for legal expenses paid on behalf of these entities.

                    The amounts receivable which are classified for financial reporting purposes in stockholders' equity are as follows:

                                                                  April 30,
                                                       --------------------------------
                                                            2001            2000
                    -------------------------------------------------------------------

                    Advances to officers                  $   166,230     $   245,311
                    Related party receivables:
                      E3SI, Inc.                                7,869          78,849
                      8136 S. Grant Way, LLC                    4,834           4,834
                    -------------------------------------------------------------------

                    Total related party receivables       $   248,933     $   328,994
                    ===================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    In connection with the receivable from E3SI, the Company wrote-off amounts receivable from E3SI, Inc. of $50,000 in the year ended April 30, 1999. The remaining amount that had been advanced to E3SI as of April 30, 1999 was formalized in a note agreement as of December 27, 1999 under which interest is required at 8% payable annually on the anniversary date of the note.

                    Prior to entering the formal note agreement the Company charged E3SI interest at 8% per annum. Interest receivable as of the balance sheet dates is included in stockholders' equity and consisted of the following:

                                                                  April 30,
                                                       ---------------------------------
                                                            2001            2000
                    --------------------------------------------------------------------

                    INTEREST RECEIVABLE:
                     Advances to officers                 $     4,964     $    11,316
                     E3SI, Inc.                                17,387          12,033
                     8136 S Grant Way                           1,082               -
                    -------------------------------------------------------------------
                                                          $    23,433     $    23,349
                    ===================================================================

                    E3SI and the Company have an ongoing business relationship whereby occasionally either party may perform work for the other party. Under this arrangement the following transactions have taken place during the periods presented:

                                                                          April 30,
                                                       ------------------------------------------------
                                                          2001              2000             1999
                  -------------------------------------------------------------------------------------


                  ACCOUNTS RECEIVABLE:
                  E3SI, Inc. (trade)                    $     4,145       $    85,250       $    23,730

                  Revenues from E3SI, Inc.              $    33,973       $   238,650       $    24,000
                  =====================================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    ACCOUNTS PAYABLE

                    As of April 30, 2001 and 2000, the Company reported accounts payable balances of $0 and $23,864 to E3SI. E3SI provides business consulting and advisory services to the Company.

6.  LEASE           The Company leases certain facilities under a
    COMMITMENTS     cancelable operating lease agreement.  The lease
                    became effective August 1999 and is scheduled to end
                    August 31, 2004 unless terminated sooner. At the end of the first year the Company may elect to terminate the agreement, effective the end of the third year
                    (August 31, 2002). The Company has made a security deposit of $62,500 under the agreement. During the current fiscal year the Company leased certain office facilities under non-cancelable operating lease agreements, which expire at various dates through 2001. There was no rent expense under the agreements for the years ended April 30, 1999. Rent expense for the years ended April 30, 2001 and 2000 was $227,389 and $149,758.

                    The Company has leased a number of vehicles under non-cancelable operating leases beginning in May 2000, expiring at various dates through July 2003. The leases run for 24 to 36 months with a total payment of approximately $20,000 monthly. The Company also leases 50 laptop computers for $2,363 monthly under a 30-month lease, which began in August 2000 and expires in February 2003. Rent expense under these vehicle and computer leases for the year ended April 30, 2001 was $221,606. No rent expense was incurred under these leases prior to May 2000.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    Future minimum lease payments under the non-cancelable portion of the operating leases are as follows:

                    YEAR ENDING APRIL 30,
                    -----------------------------------------------------
                      2002                                 $   788,000
                      2003                                     338,000
                      2004                                      71,000
                    -----------------------------------------------------
                                                           $ 1,197,000
                    =====================================================

7.  EMPLOYEE        The Company has a deferred savings plan (the "Plan")
    BENEFIT         which allows participants to make contributions by
    PLANS           salary reduction pursuant to Section 401(k) of the
                    Internal Revenue Code. Participants may contribute up to 15% of their compensation; not to exceed the maximum allowed by law. The Company makes a matching contribution to the Plan of 100% of the first 6% of employee contributions. The Plan was amended effective January 1, 2001 to make the matching contributions at the Company's discretion. The
                    Company did not make discretionary matching contributions for the period from January 2001 to April 2001. The Company may make discretionary contributions to the Plan as determined by the Company's Board of Directors. Participants are 100%
                    vested in their voluntary contributions and vest 20% per year in Company matching contributions beginning after two years of service. During the years ended
                    April 30, 2001, 2000, and 1999 the Company's contributions to the Plan totaled $140,664, $241,580, and $254,410.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    Beginning January 2000 the Company established a non-qualified deferred compensation plan to cover certain key management employees. The Plan is funded by life insurance policies on the lives of the participants. The Company is the owner and beneficiary of record. As of April 30, 2001 the policies had accumulated a net cash surrender value of $28,225. The Company's contributions to the Plan, net of increases in cash surrender value, were $59,775 for the year ended April 30, 2001 and $32,000 for the year ended April 30, 2000.

                    Once vested, the benefits under the Plan will be equal to the initial face value of the policies and generally will be payable evenly over a ten-year period beginning at the time of retirement, termination or death. Employees vest in their benefits after five years of service from January 1, 2000. No benefits are due to any employee whose employment is terminated prior to December 31, 2004.

8.  LITIGATION      The Company may be engaged in various litigation
                    matters from time to time in the ordinary course of business. In the opinion of management, the outcome of any such litigation will not materially affect the financial position, results of operations, or cash flows of the Company. The Company currently does not have any significant litigation pending.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


9.  MAJOR           The Company has historically received greater than
    CUSTOMERS       10% of its annual revenues from several customers.  A
                    summary of significant customers by period is as follows:

                                                        2001              2000              1999
                  -------------------------------------------------------------------------------------
                   ACCOUNTS RECEIVABLE:
                   Customer A                           25.1%              8.8%             66.2%
                   Customer B                           25.9%             16.6%                -
                   Customer C                            4.5%              7.0%                -
                   Customer D                           17.6%                -                 -

                   REVENUES:
                   Customer A                           21.2%             29.9%             22.8%
                   Customer B                           19.2%              6.7%                -
                   Customer C                           11.6%              3.1%                -
                   Customer D                              -               9.5%                -
                  -------------------------------------------------------------------------------------

10.  SEGMENT        Prior to May 1, 2000 the Company was run as one
     INFORMATION    business and separate discreet accounting information
                    was not maintained or reviewed by management.
                    Subsequent to May 1, 2000 the Company began operating in two business segments; consulting services and broadband. Results of operations of the two segments for the year ended April 30, 2001 are shown below.

                    CONSULTING SERVICES The Company provides a wide variety of interrelated services to its customers, including customer relationship management, web development, project management services, engineering, staffing services and life cycle services which formerly included sales of systems to those customers and currently is directed toward assisting the customer obtain the right technology products from outside vendors with Company assistance in the acquisition process, (procurement services) and also includes configuration, deployment, maintenance and disposal services.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


                    BROADBAND SERVICES The Company provides various services to its customers related to commercial and residential installation of high-speed internet access through cable and DSL lines.

                    The Company's reportable operating segments have been determined in accordance with the Company's internal management structure, which is organized based on operating activities. The accounting policies of the operating segments are the same as those described in the summary of accounting policies. The Company evaluates performance based upon several factors, of which the primary financial measure is segment-operating income.

                    YEAR ENDED APRIL 30,                        2001
                    =====================================================
                    Revenues:
                     Consulting services                     $16,258,632
                     Broadband services                        7,902,669
                    -----------------------------------------------------
                                                             $24,161,301
                    =====================================================

                    Operating loss:
                    Consulting services                      $  (751,888)
                    Broadband services                        (1,071,513)
                    -----------------------------------------------------
                                                             $(1,823,401)
                    =====================================================

                    Depreciation and amortization:
                     Consulting services                     $   334,485
                     Broadband services                           35,675
                    -----------------------------------------------------
                                                             $   370,160
                    =====================================================

                    Expenditures for additions and long-
                     lived assets:
                     Consulting services                     $   352,138
                     Broadband services                          130,504
                    -----------------------------------------------------
                                                             $   482,642
                    =====================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


11. SUPPLEMENTAL                                                     Years Ended April 30,
    DISCLOSURE OF                                      ------------------------------------------------
    CASH FLOW                                           2001              2000             1999
    INFORMATION   -------------------------------------------------------------------------------------

                  Cash paid during the period for:
                     Interest                           $   138,153       $    72,700       $       819
                  -------------------------------------------------------------------------------------

                    Income taxes                        $    33,506       $   191,389       $   174,722
                  -------------------------------------------------------------------------------------

                  Non-cash Investing and Financing Activities:

                  Capital contribution of
                   investment holdings from
                   majority shareholder, at fair
                   market value                         $   206,170       $         -       $         -
                  -------------------------------------------------------------------------------------
                  Capital contribution of
                   equipment from majority
                   shareholder, at cost                 $   150,682       $         -       $         -
                  -------------------------------------------------------------------------------------
                  Equipment received from
                   customer as payment on A/R at
                   FMV                                  $    25,000       $         -       $         -
                  -------------------------------------------------------------------------------------
                  Transfer of investment holdings
                   to majority shareholder, at fair
                    market value                        $         -       $   245,311       $         -
                  -------------------------------------------------------------------------------------

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


12.  COMMWORLD      On March 10, 2000, the Company and its shareholders
     MERGER         entered into a definitive agreement for a business
     TERMINATION    combination with Communications World International,
                    Inc. ("CommWorld"). CommWorld's primary business focus is a variety of telecommunications products and services, including business telephone systems, through franchises under the CommWorld name and Company-owned outlets, including a national account subsidiary.

                    In May 2000, prior to the CommWorld shareholder meeting, the Company decided to terminate the merger negotiations. Therefore the merger agreement was never executed and the Company has no plans to pursue further business with CommWorld.

13.  WINCO MERGER   On August 18, 2000, the Company and its shareholders
                    entered into a merger agreement with Winco Petroleum
                    Corporation ("Winco"); subject to shareholder approval by both parties. The scheduled date of the closing was extended from June 25, 2001 to July 31, 2001. In order to accomplish the merger, Winco has created Winco Merger Corporation ("WMC") as a wholly owned subsidiary of Winco. Upon completion of the merger, the Company merged into WMC and WMC became the surviving entity. The Company's shareholders have received approximately 92.5% of the outstanding
                    Winco common stock. The merger has been accounted for as a reverse acquisition. Under this accounting treatment, the Company is deemed, for accounting purposes, to be the acquirer and Winco the acquired entity.

14.  STOCKHOLDERS'  In November 2000, the Company's majority shareholder
     EQUITY         contributed equipment with a cost basis of $150,682 as
     (DEFICIT)      additional capital.  On January 30, 2001 the majority
                    shareholder contributed investment holdings with a fair market value of $206,170 to the Company as further discussed in Note 2.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED APRIL 30, 2001, 2000 AND 1999

=========================================================================


15.  VALUATION AND                           Balance at                Deductions   Balance at
     QUALIFYING                              Beginning    Charged to   and Write-     End of
     ACCOUNTS                                of Period      Expense       Offs        Period
                     ============================================================================
                     YEAR ENDED APRIL 30, 2001
                     Allowance for doubtful
                       accounts               $   150,000  $  376,007   $    76,007  $   450,000

                     YEAR ENDED APRIL 30, 2000
                     Allowance for doubtful
                       accounts               $   150,000      18,623       (18,623) $   150,000

                     YEAR ENDED APRIL 30, 1999
                     Allowance for doubtful
                       accounts               $    56,000     144,000       (50,000) $   150,000
                     ============================================================================

                                              WINCO PETROLEUM CORPORATION



                                                                 CONTENTS
-------------------------------------------------------------------------


     Consolidated Balance Sheet as of July 31, 2001 (unaudited)     2 - 3

     Consolidated Statements of Operations and Comprehensive
       Income (Loss) for the three months ended July 31, 2001
       and 2000 (unaudited)                                             4

     Consolidated Statements of Stockholders' Deficit for the three
       months ended July 31, 2001 (unaudited)                           5

     Consolidated Statements of Cash Flows the three months
       ended July 31, 2001 and 2000 (unaudited)                     6 - 7

     Notes to Consolidated Financial Statements                    8 - 12

                                              WINCO PETROLEUM CORPORATION



                                               CONSOLIDATED BALANCE SHEET
                                                              (UNAUDITED)
-------------------------------------------------------------------------

July 31,                                                           2001
-------------------------------------------------------------------------

ASSETS

CURRENT:
 Cash and cash equivalents                                   $   207,383
 Investment in equity securities                                   3,364
 Accounts receivable, less allowance of $450,000 for
  doubtful accounts                                            1,313,792
 Prepaid expenses and other current assets                       178,495
 Income tax refund receivable                                    323,104
 Deferred income tax asset                                        94,037
-------------------------------------------------------------------------

 Total current assets                                          2,120,175
-------------------------------------------------------------------------


PROPERTY AND EQUIPMENT:
 Office and computer equipment                                 1,502,231
 Leasehold improvements                                          285,619
-------------------------------------------------------------------------
                                                               1,787,850
 Less accumulated depreciation and
  amortization                                                   722,828
-------------------------------------------------------------------------
Net property and equipment                                     1,065,022


OTHER ASSETS:
 Cash surrender value of life insurance policies                  40,225
 Deposits and other assets                                        68,504
-------------------------------------------------------------------------
                                                                 108,729


                                                             $ 3,293,926
========================================================================
            See accompanying notes to consolidated financial statements.

                                              WINCO PETROLEUM CORPORATION



                                               CONSOLIDATED BALANCE SHEET
                                                              (UNAUDITED)
-------------------------------------------------------------------------

July 31,                                                           2001
-------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
 Accounts payable and accrued expenses                       $ 1,716,260
 Accrued payroll, commissions and
   compensated absences                                          743,424
 Payroll taxes and employee benefit
   plans payable                                                  69,561
 Deferred revenue                                              1,046,309
 Note payable                                                    950,000
 Income taxes payable                                            131,374
-------------------------------------------------------------------------

Total current liabilities                                      4,656,928

Deferred income tax liability                                     94,037
-------------------------------------------------------------------------
Total liabilities                                              4,750,965
-------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
 Common stock, no par value, 50,000,000
  shares authorized; 13,717,534 shares
  issued and outstanding (Note 3)                                366,811
 Related party receivables                                      (175,369)
 Accumulated other comprehensive income                              463
 Accumulated deficit                                          (1,648,944)
-------------------------------------------------------------------------

Total stockholders' deficit                                   (1,457,039)
-------------------------------------------------------------------------

                                                             $ 3,293,926
=========================================================================
             See accompanying notes to consolidated financial statements.

                                                                          WINCO PETROLEUM CORPORATION


                                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      AND COMPREHENSIVE INCOME (LOSS)
                                                                                          (UNAUDITED)
-----------------------------------------------------------------------------------------------------


THREE MONTHS ENDED JULY 31,                                        2001                   2000
-----------------------------------------------------------------------------------------------------
REVENUES:
 Support, update, configuration and training                    $ 2,512,863            $ 3,615,845
 Broadband sales                                                    607,614              1,586,407
 Commissions                                                              -              1,056,610
 System sales                                                             -              1,802,244
 Other income                                                         1,070                      -
-----------------------------------------------------------------------------------------------------
Total revenues                                                    3,121,547              8,061,106

COST OF REVENUES                                                  2,072,165              6,169,562
-----------------------------------------------------------------------------------------------------

GROSS PROFIT                                                      1,049,382              1,891,544

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      1,821,047              2,473,739
-----------------------------------------------------------------------------------------------------

OPERATING LOSS                                                     (771,665)              (582,195)

OTHER INCOME (EXPENSE):
 Interest and investment income                                       3,980                 10,907
 Interest expense                                                   (21,172)               (30,861)
-----------------------------------------------------------------------------------------------------
Total other income (expense)                                        (17,192)               (19,954)
-----------------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAX BENEFIT                                     (788,857)              (602,149)

INCOME TAX BENEFIT                                                        -               (202,700)
-----------------------------------------------------------------------------------------------------

NET LOSS                                                           (788,857)              (399,449)

Other comprehensive income (loss), net of income tax:
Unrealized holding gains                                                425                     16
-----------------------------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                              $  (788,432)           $  (399,433)
=====================================================================================================
                                         See accompanying notes to consolidated financial statements.


                                                                                                    4

                                              WINCO PETROLEUM CORPORATION


                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                                              (UNAUDITED)
========================================================================================================
                                                                 Accumulated
                               Common Stock                        Other
THREE MONTHS ENDED        ----------------------  Related Party Comprehensive Accumulated
 JULY 31, 2001              Shares       Amount    Receivables     Income       Deficit       Total
--------------------------------------------------------------------------------------------------------
BALANCE, April 30, 2001   12,688,719    $ 358,352  $ (272,366)   $   38      $  (860,087)  $  (774,063)

Net change in related
  party receivables                -            -      96,997         -                -        96,997
Effect of merger with
  Winco Petroleum Corporation
  (Note 3)                 1,028,815        8,459           -         -                -         8,459
Comprehensive income (loss):
  Net loss for the three
   months                          -            -           -         -         (788,857)     (788,857)
  Unrealized holding gains         -            -           -       425                -           425
--------------------------------------------------------------------------------------------------------
BALANCE, July 31, 2001    13,717,534    $ 366,811  $ (175,369)   $  463      $(1,648,944)  $(1,457,039)
========================================================================================================
                                            See accompanying notes to consolidated financial statements.

                                                                                                       5

                                                                      WINCO PETROLEUM CORPORATION


                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                      (UNAUDITED)
-------------------------------------------------------------------------------------------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

THREE MONTHS ENDED JULY 31,                                       2001                 2000
-------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
 Net loss                                                      $   (788,857)        $  (399,449)
  Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
   Depreciation and amortization                                     94,429              73,011
   Stock issued for services                                          8,459                   -
   Deferred income taxes                                                  -             (75,368)
  Changes in operating assets and liabilities:
   Accounts receivable                                              474,405            (208,057)
   Commissions receivable                                                 -             465,838
   Related party receivables                                         (3,003)                980
   Inventories                                                            -              90,575
   Refundable income taxes                                                -            (127,368)
   Prepaid expenses and other current assets                         23,724              10,890
   Other assets                                                      50,000                   -
   Accounts payroll and accrued expenses                            236,282             575,068
   Accrued payroll, commissions, compensated absences,
     payroll taxes and employee benefit plans payable                26,795            (357,965)
   Deferred revenue                                                 116,305            (213,661)
   Income taxes payable                                                   -                (100)
-------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities                 238,539            (165,606)
-------------------------------------------------------------------------------------------------



                                                                                                6

                                                                      WINCO PETROLEUM CORPORATION


                                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                      (CONTINUED)
-------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

THREE MONTHS ENDED JULY 31,                                       2001                 2000
-------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
 Purchase of property and equipment                                   2,977            (323,769)
 Increase in cash surrender value                                   (12,000)                  -
 Additions to deposits and other assets                                   -             (63,120)
-------------------------------------------------------------------------------------------------

Net cash used in investing activities                                (9,023)           (386,889)
-------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from note payable                                               -             300,000
 Payments on note payable                                          (250,000)                  -
 Payments received from related parties                             100,000             (55,000)
-------------------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities                (150,000)            245,000
-------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                 79,516            (307,495)

CASH AND CASH EQUIVALENTS, at beginning of period                   127,867             441,318
-------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, at end of period                    $    207,383        $    133,823
=================================================================================================
                                     See accompanying notes to consolidated financial statements.


                                                                                                7

                                              WINCO PETROLEUM CORPORATION


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                THREE MONTHS ENDED JULY 31, 2001 AND 2000
                                                              (UNAUDITED)
=========================================================================


1.  BASIS OF        The accompanying consolidated financial statements of
    PRESENTATION    Winco Petroleum Corporation include the accounts of
                    Winco Merger Corporation (f/k/a Business Products,
                    Inc. (d/b/a Rush Creek Solutions, Inc.)) (the
                    "Company") and its wholly-owned subsidiary and have been prepared pursuant to the rules of the Securities and Exchange Commission for Quarterly reports on Form
                    10-Q and do not include all of the information and footnotes required by generally accepted accounting principles in the United States of America. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended April 30, 2001 included in the accompanying Form 8-K/A.

                    In the opinion of management, all adjustments considered necessary for a fair presentation have been included consisting only of normal recurring accruals. Operating results for the three-month period ended July 31, 2001 are not necessarily indicative of the results that may be expected for the year ended April 30, 2002.

                    Certain reclassifications have been made to the prior period presentations in order to conform to the current presentation.

2.  GOING CONCERN   The consolidated financial statements have been
    AND             prepared assuming the Company will continue as a
    MANAGEMENT      going concern.  The Company incurred losses totaling
    PLANS           $1,707,132 during the year ended April 30, 2001, and
                    has incurred losses of $788,857 for the three months ended July 31, 2001, resulting in an accumulated stockholders' deficit of $1,648,944 at July 31, 2001.
                    As of July 31, 2001, the Company had a working capital deficiency of $2,536,753.

                    Management has established plans to improve the Company's operating performance in fiscal 2002. These plans include the reduction of labor costs through layoffs and increased utilization of remaining resources. The Company has also reduced operations in specific activities determined to be unprofitable. In addition, the Company has terminated operating equipment leases related to unprofitable activities.

                                              WINCO PETROLEUM CORPORATION


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                THREE MONTHS ENDED JULY 31, 2001 AND 2000
                                                              (UNAUDITED)
=========================================================================


                    As of October 8, 2001, the Company has reduced its short-term borrowings by $230,000 to an outstanding balance of $720,000. The Company is exploring additional sources of debt financing to satisfy its current operational requirements, and is currently contemplating additional private placements of debt and equity, under the most favorable terms available.

                    There can be no assurance that the operating funds required during the next twelve months or thereafter can be generated from operations or that if such required funds are not internally generated, that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or the inability to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further there can be no assurance that any such required funds, if available, will be available on acceptable terms or that they will not have a significantly dilutive effect on the Company's existing shareholders.

3.  WINCO MERGER    On August 18, 2000, the Company and its shareholders
                    entered into a merger agreement with Winco Petroleum
                    Corporation ("Winco"), subject to shareholder approval by both parties. The merger closed on July
                    31, 2001. Under the terms of the merger agreement, Winco created Winco Merger Corporation ("WMC") as a wholly owned subsidiary of Winco. In order to complete the merger, Business Products, Inc. has merged into WMC and WMC is the surviving entity. The
                    Company shareholders have received approximately
                    92.5% of the outstanding Winco common stock
                    (12,688,719 shares). The merger has been accounted for as a reverse acquisition. Under this accounting treatment, the Company is deemed, for accounting purposes, to be the acquirer and Winco the acquired entity. Shareholders of Winco have retained
                    1,028,815 shares of the outstanding common stock of 13,717,534 shares after the merger.

                                              WINCO PETROLEUM CORPORATION


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                THREE MONTHS ENDED JULY 31, 2001 AND 2000
                                                              (UNAUDITED)
=========================================================================


                    As Winco is a public shell, the transaction is accounted for as a recapitalization of the Company. Accordingly, the proforma disclosures required by APB No. 16 are not presented.

4.  LITIGATION      The Company may be engaged in various litigation
                    matters from time to time in the ordinary course of business. A lawsuit has been filed for discrimination and wrongful termination employment issues against the Company for incidents which arose in the normal course of business. In the opinion of management and legal counsel, the outcome of the lawsuit now pending is not likely to have a material adverse effect on the Company's financial position, liquidity or operating results.

                    Subsequent to July 31, 2001, a complaint was filed against the Company that alleges destruction of personal property, breach of warranty, negligent performance of services and violation of the Washington Consumer Protection Act. The Company intends to vigorously contest any lawsuit and believes additional parties to the case would share any liability under the complaint. In the opinion of management and legal counsel, the outcome of this matter is not likely to have a material adverse effect on the Company's financial position, liquidity or operating results.

5.  SEGMENT         Results of operations of the two segments, consulting
    INFORMATION     services and broadband services, for the three months
                    ended July 31, 2001 and 2000 are shown below.

                    CONSULTING SERVICES The Company provides a wide variety of interrelated services to its customers, including customer relationship management, web development, project management services, engineering, staffing services and life cycle services, which previously included sales of systems to those customers and currently is directed toward assisting the customer obtain the right technology products from outside vendors with Company assistance in the acquisition process, (procurement services) and also includes configuration, deployment, maintenance and disposal services.

                                              WINCO PETROLEUM CORPORATION


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                THREE MONTHS ENDED JULY 31, 2001 AND 2000
                                                              (UNAUDITED)
=========================================================================


                    BROADBAND SERVICES The Company provides various services to its customers related to commercial and residential installation of high-speed internet access through cable and DSL lines.

                    The Company's reportable operating segments have been determined in accordance with the Company's internal management structure, which is organized based on operating activities. The Company evaluates performance based upon several factors, of which the primary financial measure is segment-operating income.

                    THREE MONTHS ENDED JULY 31,             2001            2000
                    ------------------------------------------------------------------
                    Revenues:
                      Consulting services                 $ 2,513,933     $ 6,474,699
                      Broadband services                      607,614       1,586,407
                                                         -----------------------------
                                                          $ 3,121,547     $ 8,061,106
                                                         =============================

                    Operating loss:
                      Consulting services                 $  (160,814)    $   (31,578)
                      Broadband services                     (610,851)       (550,617)
                                                         -----------------------------
                                                          $  (771,665)    $  (582,195)
                                                         =============================

                    Depreciation and amortization:
                      Consulting services                 $    82,247     $    67,154
                      Broadband services                       12,182           5,857
                                                         -----------------------------
                                                          $    94,429     $    73,011
                                                         =============================

                    Expenditures for additions and
                    long-lived assets:
                      Consulting services                 $     2,977     $   248,081
                      Broadband services                            -          75,688
                                                         -----------------------------
                                                          $     2,977     $   323,769
                                                         =============================

                                                                                     11

                                              WINCO PETROLEUM CORPORATION


                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                THREE MONTHS ENDED JULY 31, 2001 AND 2000
                                                              (UNAUDITED)
=========================================================================



6. SUPPLEMENTAL     THREE MONTHS ENDED JULY 31,             2001            2000
   DISCLOSURE OF    ------------------------------------------------------------------
   CASH FLOW
   INFORMATION
                    Cash paid during the period for:
                      Interest                            $    21,172     $    26,883
                    ==================================================================

                      Income taxes                        $         -     $         -
                    ==================================================================

                                                                                    12